Exhibit 99.1

Citrix Reports Third Quarter Financial Results

Quarterly revenue of $813 million up 7 percent year over year

Third quarter GAAP operating margin of 8 percent; non-GAAP operating margin of 26 percent

Third quarter GAAP diluted EPS of $0.35; non-GAAP diluted EPS of $1.04

SANTA CLARA, Calif.--(BUSINESS WIRE)--October 21, 2015--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the third quarter of fiscal year 2015 ending September 30, 2015.

Financial Results

For the third quarter of fiscal year 2015, Citrix achieved revenue of $813 million, compared to $759 million in the third quarter of fiscal year 2014, representing 7 percent revenue growth.

GAAP Results

Net income for the third quarter of fiscal year 2015 was $56 million, or $0.35 per diluted share, compared to $48 million, or $0.29 per diluted share, for the third quarter of fiscal year 2014. The third quarter of fiscal year 2015 GAAP results include impairment charges of approximately $65 million related to certain intangible assets from the acquisition of ByteMobile, which are included in amortization of product related and other intangible assets, as well as restructuring charges of $14 million for severance and facility closing costs related to the 2015 restructuring program. The third quarter of fiscal year 2014 GAAP results included a charge of approximately $21 million related to a patent lawsuit, as well as a restructuring charge of $3 million for severance costs related to the 2014 restructuring program.

Non-GAAP Results

Non-GAAP net income for the third quarter of fiscal year 2015 was $168 million, or $1.04 per diluted share, compared to $125 million, or $0.75 per diluted share for the third quarter of fiscal year 2014. Non-GAAP net income for the third quarters of fiscal years 2015 and 2014 exclude the effects of amortization of acquired intangible assets, stock-based compensation expenses, charges related to amortization of debt discount, charges related to restructuring programs, and the tax effects related to these items. Non-GAAP net income for third quarter of fiscal year 2014 also excludes charges related to a patent lawsuit and the tax effect related to this item.

“I’m very pleased with our performance for Q3,” said Mark Templeton, president and CEO for Citrix. “Our results are starting to reflect the benefits of the actions we have taken since the start of the year to improve our operating margin and drive integrations among our strategic products. I am extremely proud of the dedication and work of the Citrix team.”

Q3 Financial Summary

In reviewing the results for the third quarter of fiscal year 2015 compared to the third quarter of fiscal year 2014:

  Product and license revenue increased 7 percent;
  Software as a service revenue increased 15 percent;
  Revenue from license updates and maintenance increased 6 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, decreased 13 percent;
  Excluding software as a service, net revenue increased in the Americas region by 9 percent, increased in the EMEA region by 2 percent, and decreased in the Pacific region by 3 percent;
  Deferred revenue totaled $1.5 billion as of September 30, 2015, compared to $1.4 billion as of September 30, 2014, an increase of 7 percent; and
  Cash flow from operations was $260 million for the third quarter of fiscal year 2015, compared with $164 million for the third quarter of fiscal year 2014.

During the third quarter of fiscal year 2015:

  GAAP gross margin was 82 percent, and non-GAAP gross margin was 85 percent, which excludes the effects of amortization of acquired product related intangible assets and stock-based compensation expense; and
  GAAP operating margin was 8 percent, and non-GAAP operating margin was 26 percent, which excludes the effects of amortization of acquired intangible assets, stock-based compensation expense, and costs associated with the restructuring programs.
  The company repurchased 3.9 million shares at an average price of $71.76.

Financial Outlook for Fiscal Year 2015

Citrix management expects to achieve the following results for the fiscal year ending December 31, 2015:

  Net revenue is targeted to be in the range of $3.24 billion to $3.25 billion.
  GAAP diluted earnings per share is targeted to be in the range of $1.83 to $2.05. Non-GAAP diluted earnings per share is targeted to be in the range of $3.85 to $3.90, which excludes $0.92 related to the effects of stock-based compensation expenses, $1.13 related to the effects of amortization of acquired intangible assets, $0.20 related to the effects of amortization of debt discount, $0.41 related to restructuring charges, $(0.01) related to a benefit from a patent lawsuit and $(0.58) to $(0.85) for the tax effects related to these items. The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Business Outlook for 2016

Today, Citrix also said that it plans to announce the results of its on-going operational and strategic reviews and provide its business outlook for fiscal year 2016 in mid-November.

Third Quarter Earnings Conference Call

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights, business outlook and other items announced today. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) is leading the transition to software-defining the workplace, uniting virtualization, mobility management, networking and SaaS solutions to enable new ways for businesses and people to work better. Citrix solutions power business mobility through secure, mobile workspaces that provide people with instant access to apps, desktops, data and communications on any device, over any network and cloud. With annual revenue in 2014 of $3.14 billion, Citrix solutions are in use at more than 400,000 organizations and by over 100 million users globally. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements contained in the Financial Outlook for Fiscal Year 2015 section and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with the on-going CEO search process and transitions in key personnel and succession risk; the impact of the global economy, foreign exchange rate volatility and uncertainty in the IT spending environment; the success and growth of the company's product lines, including competition, demand and pricing dynamics and other transitions in the markets for Citrix’s virtualization products and collaboration services; the company’s ability to develop and commercialize new products and services, including its enterprise mobility products, while growing its established virtualization, networking and collaboration products and services; the uncertainty as to which strategic alternatives may be available with respect to the GoTo family of products, whether any transaction will be commenced or completed, and the timing and value of any such transaction; the uncertainty as to a potential sale of the ByteMobile business, whether such sale will be completed, and the timing and value of any such sale transaction; disruptions to execution due to Citrix’s restructuring programs and operational review, review of strategic alternatives with respect to the GoTo family of products and potential sale of the ByteMobile business; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to achieve anticipated cost savings from the restructuring programs, the planned review by the Operations Committee of the Board of Directors and other cost reduction initiatives; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; risks and costs associated with engaging with activist stockholders; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Product and licenses	$206,252	$193,153	$594,507	$632,369
Software as a service	190,757	165,253	537,705	483,164
License updates and maintenance	379,585	358,266	1,128,043	1,049,065
Professional services	36,676	42,322	110,576	126,775
Total net revenues	813,270	758,994	2,370,831	2,291,373

Cost of net revenues:
Cost of product and licenses revenues	34,859	24,045	83,833	88,144
Cost of services and maintenance revenues	91,295	87,981	270,218	254,763
Amortization of product related intangible assets	20,100	23,959	57,560	102,660
Total cost of net revenues	146,254	135,985	411,611	445,567
Gross margin	667,016	623,009	1,959,220	1,845,806

Operating expenses:
Research and development	139,128	137,877	423,972	411,870
Sales, marketing and services	293,587	318,252	896,250	956,287
General and administrative	79,799	95,203	241,697	242,606
Amortization of other intangible assets	76,938	9,956	97,371	32,855
Restructuring	13,766	3,124	62,251	17,285
Total operating expenses	603,218	564,412	1,721,541	1,660,903

Income from operations	63,798	58,597	237,679	184,903

Interest income	3,004	2,411	8,679	6,705
Interest expense	11,075	10,551	33,196	17,601
Other expense, net	(2,369)	(2,235)	(13,480)	(6,002)
Income before income taxes	53,358	48,222	199,682	168,005

Income tax (benefit) expense	(2,567)	690	11,595	11,510
Net income	$55,925	47,532	$188,087	$156,495

Earnings per common share – diluted	$0.35	$0.29	$1.16	$0.90
Weighted average shares outstanding – diluted	161,777	165,713	161,716	174,023

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	September 30, 2015	December 31, 2014
ASSETS:
Cash and cash equivalents	$527,594	$260,149
Short-term investments	545,206	529,260
Accounts receivable, net	467,815	674,401
Inventories, net	10,863	12,617
Prepaid expenses and other current assets	141,742	166,005
Current portion of deferred tax assets, net	43,918	45,892
Total current assets	1,737,138	1,688,324

Long-term investments	792,262	1,073,110
Property and equipment, net	371,101	367,779
Goodwill	1,957,436	1,796,851
Other intangible assets, net	366,048	390,717
Long-term portion of deferred tax assets, net	113,184	128,198
Other assets	68,314	67,028
Total assets	$5,405,483	$5,512,007

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	143,299	79,884
Accrued expenses and other current liabilities	263,840	298,079
Income taxes payable	2,575	12,053
Current portion of deferred revenues	1,137,828	1,200,093
Total current liabilities	1,547,542	1,590,109

Long-term portion of deferred revenues	372,052	357,771
Convertible notes	1,316,892	1,292,953
Other liabilities	84,305	97,529

Stockholders’ equity:
Common stock	298	295
Additional paid-in capital	4,492,313	4,292,706
Retained earnings	3,343,352	3,155,264
Accumulated other comprehensive loss	(29,464)	(36,790)
Less – common stock in treasury, at cost	(5,721,807)	(5,237,830)
Total stockholders’ equity	2,084,692	2,173,645
Total liabilities and stockholders’ equity	$5,405,483	$5,512,007

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands – unaudited)

Nine Months Ended September 30, 2015
OPERATING ACTIVITIES
Net Income	$188,087
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other amortization of intangible assets	295,810
Stock-based compensation expense	103,674
Excess tax benefit from stock-based compensation	(2,236)
Deferred income tax benefit	(31,873)
Other non-cash items	11,155
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies liabilities demo	13,382
Total adjustments to reconcile net income to net cash provided by operating activities	389,912
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	198,075
Inventories	1,084
Prepaid expenses and other current assets	(7,375)
Other assets	(1,460)
Deferred revenues	(47,982)
Accounts payable	6,658
Income taxes, net	21,088
Accrued expenses and other current liabilities	(674)
Other liabilities	5,400
Total changes in operating assets and liabilities, net of the effects of acquisitions	174,814
Net cash provided by operating activities	752,813
INVESTING ACTIVITIES
Proceeds from available-for-sale investments, net	264,957
Purchases of property and equipment	(119,591)
Cash paid for acquisitions, net of cash acquired	(250,986)
Purchases of cost method investments	(3,400)
Cash paid for licensing and core technology	(10,666)
Net cash used in investing activities	(119,686)
FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	79,338
Proceeds from revolving credit facility	95,000
Repayment of revolving credit facility	(95,000)
Repayment of acquired debt	(7,569)
Excess tax benefit from stock-based compensation	2,236
Stock repurchases, net	(398,070)
Cash paid for tax withholding on vested stock awards	(32,351)
Net cash used in financing activities	(356,416)

Effect of exchange rate changes on cash and cash equivalents	(9,266)
Change in cash and cash equivalents	267,445
Cash and cash equivalents at beginning of period	260,149
Cash and cash equivalents at end of period	527,594

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, significant litigation charges or benefits and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.
  The charges incurred in conjunction with the Company's restructuring programs, which relate to reductions in headcount and the consolidation of leased facilities, are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.
  Charges or benefits related to significant litigation are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. These charges or benefits are recorded in the period when it is probable a liability had been incurred and the amount of loss can be reasonably estimated even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to newly acquired intangible assets and debt discount, additional charges related to its restructuring programs, significant litigation charges or benefits and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended September 30, 2015
GAAP gross margin	82.0%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	2.5
Non-GAAP gross margin	84.6%

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014
GAAP operating margin	7.8%	7.7%
Add: stock-based compensation	4.8	5.7
Add: amortization of product related intangible assets	2.5	3.1
Add: amortization of other intangible assets	9.5	1.3
Add: restructuring charges	1.7	0.4
Add: charge related to a patent lawsuit	-	2.7
Non-GAAP operating margin	26.3%	20.9%

	Three Months Ended September 30,
	2015	2014
GAAP net income	$55,925	$47,532
Add: stock-based compensation	38,671	42,449
Add: amortization of product related intangible assets	20,100	23,959
Add: amortization of other intangible assets	76,938	9,956
Add: amortization of debt discount	8,039	7,802
Add: restructuring charges	13,766	3,124
Add: charge related to a patent lawsuit	-	20,727
Less: tax effects related to above items	(45,395)	(30,932)
Non-GAAP net income	$168,044	$124,617

	Three Months Ended September 30,
	2015	2014
GAAP earnings per share – diluted	$0.35	$0.29
Add: stock-based compensation	0.24	0.26
Add: amortization of product related intangible assets	0.12	0.14
Add: amortization of other intangible assets	0.48	0.06
Add: amortization of debt discount	0.05	0.05
Add: restructuring charges	0.08	0.02
Add: charge related to a patent lawsuit	-	0.12
Less: tax effects related to above items	(0.28)	(0.19)
Non-GAAP earnings per share – diluted	$1.04	$0.75

For the Twelve Months Ended December 31,
2015
GAAP earnings per share – diluted	$1.83 to $2.05
Add: adjustments to exclude the effects of expenses
related to stock-based compensation	0.92
Add: adjustments to exclude the effects of amortization of
intangible assets	1.13
Add: adjustments to exclude the effects of amortization
of debt discount	0.20
Add: adjustments to exclude the effects of restructuring
charges	0.41
Less: patent lawsuit benefit	(0.01)
Less: tax effects related to above items	(0.58) to (0.85)
Non-GAAP earnings per share – diluted	$3.85 to $3.90

CONTACT:
Citrix Systems, Inc.
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com